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                                                                     Exhibit 28D

                    CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1995-O
                                  July 10, 2002

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-O Supplement dated as of June 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the July 15, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Class A
         Certificateholders on the Payment Date
         per $1,000 interest.                                            $84.138

     2.  The amount of the distribution set forth in
         paragraph 1 above in respect of principal on
         the Class A Certificates, per $1,000 interest                   $83.333

     3.  The amount of the distribution set forth in
         paragraph 1 above in respect of interest on
         the Class A Certificates, per $1,000 interest                    $0.805

B. Information Regarding the Performance of the Trust

     1.  Collections of Receivables
         --------------------------

     a.  The aggregate amount of Collections of
         Receivables processed for the Due Period with
         respect to the current Distribution Date which
         were allocated in respect of the Investor
         Certificates of all Series                            $1,258,578,450.11

     b.  The aggregate amount of Collections of
         Receivables processed for the Due
         Period with respect to the current Distribution
         Date which were allocated in respect of the
         Series 1995-O Certificates                              $182,010,108.85

     c.  The aggregate amount of Collections of
         Receivables processed for the Due Period with
         respect to the current Distribution Date which
         were allocated in respect of the Class A
         Certificates                                            $159,305,657.89

     d.  The amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Class A Certificates, per $1,000
         interest                                                       $318.611

     e.  The amount of Excess Spread for the Due Period
         with respect to the current Distribution Date             $2,833,874.64

     f.  The amount of Reallocated Principal Collections
         for the Due Period with respect to the current
         Distribution Date allocated in respect of the
         Class A Certificates                                              $0.00

     g.  The amount of Excess Finance Charge Collections
         allocated in respect of the Series 1995-O
         Certificates, if any                                              $0.00

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                                                                 Series  1995-O

     h.  The amount of Excess Principal Collections
         allocated in respect of the Series 1995-O
         Certificates, if any                                             $0.00

     2.  Receivables in Trust'
         --------------------

     a.  Aggregate Principal Receivables for the Due Period
         with respect to the current Distribution Date
         (which reflects the Principal Receivables
         represented by the Exchangeable Seller's
         Certificate and by the Investor Certificates of
         all Series)                                         $13,325,948,054.32

     b.  The amount of Principal Receivables in the Trust
         represented by the Series 1995-O Certificates
         (the "Invested Amount") for the Due Period with
         respect to the current Distribution Date               $282,411,230.03

     c.  The amount of Principal Receivables in the Trust
         represented by the Class A Certificates (the
         "Class A Invested Amount") for the Due Period
         with respect to the current Distribution Date          $249,999,999.98

     d.  The Invested Percentage with respect to Finance
         Charge Receivables (including Interchange) and
         Defaulted Receivables for the Series 1995-O
         Certificates for the Due Period with respect to
         the current Distribution Date                                    2.119%

     e.  The Invested Percentage with respect to Principal
         Receivables for the Series 1995-O Certificates
         for the Due Period with respect to the current
         Distribution Date                                                4.288%

     f.  The Class A Floating Percentage for the Due Period
         with respect to the current Distribution Date                   88.523%

     g.  The Class A Principal Percentage for the Due Period
         with respect to the current Distribution Date                   87.500%

     h.  The Collateral Floating Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            11.477%

     i.  The Collateral Principal Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            12.500%

     3.  Delinquent Balances
     -----------------------

         The aggregate amount of outstanding balances in
         the Accounts which were 30 or more days delinquent
         as of the end of the Due Period for the current
         Distribution Date                                      $480,799,150.76

     4.  Investor Default Amount
     ---------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due
         Period with respect to the current Distribution
         Date allocable to the Series 1995-O Certificates
         (the "Investor Default Amount")


         1.  Investor Default Amount                              $1,444,892.13
         2.  Recoveries                                              $91,534.71
         3.  Net Default Receivables                              $1,353,357.42

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                                                               Series 1995-O

     b.  The Class A Investor Default Amount

         1.  Investor Default Amount                           $1,279,067.52
         2.  Recoveries                                           $81,029.63
         3.  Net Default Receivables                           $1,198,037.89

     c.  The Collateral Investor Default Amount

         1.  Investor Default Amount                             $165,824.61
         2.  Recoveries                                           $10,505.08
         3.  Net Default Receivables                             $155,319.53

     5.  Investor Charge-offs.
     -------------------------

     a.  The amount of the Class A Investor Charge-Offs
         per $1,000 interest after reimbursement of
         any such Class A Investor Charge-Offs for the
         Due Period with respect to the current
         Distribution Date                                             $0.00

     b.  The amount attributable to Class A Investor
         Charge-Offs, if any, by which the principal
         balance of the Class A Certificates exceeds
         the Class A Invested Amount as of the end of
         the day on the Record Date with respect to
         the current Distribution Date                                 $0.00

     c.  The amount of the Collateral Charge-Offs,if
         any, for the Due Period with respect to the
         current Distribution Date                                     $0.00

     6.  Monthly Servicing Fee
     -------------------------

     a.  The amount of the Monthly Servicing Fee
         payable from available funds by the Trust to
         the Servicer with respect to the current
         Distribution Date                                        $58,835.67

     b.  The amount of the Interchange Monthly
         Servicing Fee payable to the Servicer
         with respect to the current Distribution Date           $294,178.36

     7.  Available Cash Collateral Amount
     ------------------------------------

     a   The amount, if any, withdrawn from the Cash
         Collateral Account for the current
         Distribution Date (the "Withdrawal Amount")                   $0.00

     b.  The amount available to be withdrawn from the
         Cash Collateral Account as of the end of the
         day on the current Distribution Date, after
         giving effect to all withdrawals, deposits
         and payments to be made on such Distribution
         Date (the "Available Cash Collateral Amount"
         for the next Distribution Date)                       $5,714,286.00

     c.  The amount as computed in 7.b as a percentage
         of the Class A Invested Amount after giving
         effect to all reductions thereof on the
         current Distribution Date                                     2.743%

     8.  Collateral Invested Amount
     ------------------------------

     a.  The Collateral Invested Amount for the
         current  Distribution Date                           $32,411,230.05

     b.  The Collateral Invested Amount after giving
         effect to all withdrawals, deposits, and
         payments on the current Distribution Date            $25,908,339.88

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     9.  Total Enhancement                                        Series 1995-O
     ---------------------

     a.  The total Enhancement for the current
         Distribution Date                                       $38,125,516.05

     b.  The total Enhancement after giving effect to all
         withdrawals, deposits and payments on the current
         Distribution Date                                       $31,622,625.88

C. The Pool Factor
------------------

         The Pool Factor (which represents the ratio of the
         Class A Invested Amount on the last day of the month
         ending on the Record Date adjusted for Class A Investor
         Charge-Offs set forth in B.5.a above and for the
         distributions of principal set forth in A.2 above to
         the Class A Initial Invested Amount). The amount of a
         Class A Certificateholder's pro rata share of the
         Class A Invested Amount can be determined by
         multiplying the original denomination of the holder's
         Class A Certificate by the Pool Factor                     41.66666666%

D. Deficit Controlled Amortization Amount
-----------------------------------------

     1.  The Deficit Controlled Amortization Amount for the
         preceding Due Period                                             $0.00

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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                            First USA Bank, National Association
                                             as Servicer




                                            By:    /s/ Michael J. Grubb
                                                   -----------------------------
                                                       MICHAEL J. GRUBB
                                            Title:     FIRST VICE PRESIDENT